UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 17, 2023
Date of Report (Date of earliest event reported)

ICC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-681903	81-3359409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

225 20th Street, Rock Island, Illinois	61201
(Address of principal executive offices)	(Zip Code)

(309) 793-1700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, par value $0.01 per share	ICCH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2023, ICC Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 5, 2023.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1. The Company’s shareholders elected three individuals to serve on the Board of Directors as Class III directors, as set forth below:

	Votes	Votes	Broker
Name	For	Withheld	Non-Votes
Joel K. Heriford	1,365,426.00	479,070.00	520,606.00
Daniel H. Portes	1,402,712.00	441,784.00	520,606.00
Mark J. Schwab	1,402,708.00	441,788.00	520,606.00

Proposal No. 2. The Company’s shareholders ratified the non-binding, advisory vote to approve the compensation of the Company's named executive officers, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
1,154,926.00	473,086.00	216,484.00	520,606.00

Proposal No. 3. The Company’s shareholders ratified the non-binding, advisory vote regarding frequency of advisory vote on executive compensation, as set forth below:

	Votes	Broker
	Submitted	Non-Votes
1 Year	935,968.00	520,606.00
2 Year	4,521.00	520,606.00
3 Year	563,153.00	520,606.00
Withhold/Abstain	340,854.00	520,606.00

Proposal No. 4. The Company’s shareholders ratified the appointment of Johnson Lambert, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2023, as set forth below:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes
2,167,893.00	129,962.00	67,247.00	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICC HOLDINGS, INC.

Dated: May 17, 2023

	By:	/s/Arron K. Sutherland
Arron K. Sutherland
President, Chief Executive Officer and Director